Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 27 dated May 2, 2000
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Floating Rate)

Cusip No.:  		52517PRA1

Principal Amount:  	$10,000,000

Price to Public:  		100.00%

Agent's Commission:  	0.350%

Original Issue Date:  	05/18/00

Initial Interest
Rate Per Annum:		8.100%

Spread:  		N/A

Index Maturity:  		Monthly

Interest Payment Period: 	Monthly

Interest Reset Period: 	Monthly

Interest Reset Dates: 	Maturity

Interest Payment Dates: 	Monthly on the 18th, commencing on
06/18/00, subject to modified business day convention.

Call Option:		The issuer has the right to call the issue
every 2 years at par on or after May 18, 2003. Call notice is 30 calendar days.

Maturity Date: 		05/18/15

Authorized Denomination:	$1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/John_Buckley
Name: John Buckley
Title: Assistant Vice President